U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2012

China Liaoning Dingxu Ecological Agriculture Development, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File No. 333-170480

Nevada	80-0638212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2119 Mingyong Building, No. 60 Xian Road.
Shahekou District, Dalian, China 116021
(Address of Principal Executive Offices)

0086-13909840703
(Issuer’s telephone number)

Copy of Communications To:

Bernard & Yam, LLP
Attn: Bin Zhou, Esq.
401 Broadway, Suite 1708
New York, NY 10013
Phone: 212-219-7783
Facsimile: 212-219-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2012, Mr. Chin Yung Kong, the major shareholder of China Liaoning Dingxu Ecological Agriculture Development, Inc. (“Company”),  entered into a Share Cancellation Agreement with the Company, under which Mr. Chin Yung Kong agreed to cancel 20,000,000 shares of common stock he held in the Company.

On July 23, 2012, Mr. Chin Yung Kong also entered a Share Transfer Agreement with Yong Huang, Wenju Lv and Geng Chen, who are all Chinese residents and citizens, to transfer a total of 6,000,000 shares of common stock he held in the Company to Yong Huang, Wenju Lv and Geng Chen (2,000,000 shares to each of them).

As of the date of this Form 8-K Current Report, the above described share cancellation and share transfers have not been completed.

Item 9.01 Financial Statements and Exhibits.

 (c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

10.1	Share Cancellation Agreement
10.2	Share Transfer Agreement

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Liaoning Dingxu Ecological Agriculture Development, Inc.

August 9, 2012	By:	/s/ Chin Yung Kong
Chin Yung Kong
President and Chief Executive Officer

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